                                                                    EXHIBIT 10.1




                      SEPARATION AND DISTRIBUTION AGREEMENT



                                 BY AND BETWEEN


                              QUALCOMM INCORPORATED


                                       AND


                        LEAP WIRELESS INTERNATIONAL, INC.





                                   DATED AS OF


                               SEPTEMBER 23, 1998




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ARTICLE 1         DEFINITIONS................................................................1

        1.1    Action........................................................................1

        1.2    Affiliate.....................................................................1

        1.3    Ancillary Agreements..........................................................1

        1.4    cdmaOne.......................................................................2

        1.5    Consents......................................................................2

        1.6    Contingent Gain...............................................................2

        1.7    Contingent Liability..........................................................2

        1.8    Credit Facility...............................................................2

        1.9    Distribution Date.............................................................2

        1.10   Employee Benefits Agreement...................................................3

        1.11   Equipment Agreement...........................................................3

        1.12   Form 10.......................................................................3

        1.13   Governmental Approvals........................................................3

        1.14   Governmental Authority........................................................3

        1.15   Insurance Proceeds............................................................3

        1.16   Interest......................................................................3

        1.17   Interim Services Agreement....................................................3

        1.18   Leap Assets...................................................................3

        1.19   Leap Business.................................................................3

        1.20   Leap Group....................................................................3

        1.21   Leap Operating Assets.........................................................4

        1.22   Leap Policies.................................................................4

        1.23   Liabilities...................................................................4

        1.24   Person........................................................................4

        1.25   Policies......................................................................4

        1.26   Privileges....................................................................4

        1.27   Privileged Information........................................................4

        1.28   QUALCOMM Business.............................................................5

        1.29   QUALCOMM Common Stock.........................................................5
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        1.30   QUALCOMM Group................................................................5

        1.31   QUALCOMM Policies.............................................................5

        1.32   Record Date...................................................................5

        1.33   Related Entity................................................................5

        1.34   Security Interest.............................................................5

        1.35   Shared Policies...............................................................5

        1.36   Subsidiary....................................................................5

        1.37   Tax Agreement.................................................................5

        1.38   Tax...........................................................................6

        1.39   Warrant.......................................................................6

        1.40   Wireless System...............................................................6

ARTICLE 2         THE SEPARATION.............................................................6

        2.1    Transfer of Assets and Assumption of Liabilities..............................6

        2.2    Leap Assets...................................................................7

        2.3    Leap Liabilities..............................................................8

        2.4    Termination Of Agreements.....................................................9

        2.5    Disclaimer Of Representations And Warranties..................................9

        2.6    Governmental Approvals And Consents; Deferred Transfers......................10

        2.7    Assignment Of Assumed Leap Liabilities.......................................12

        2.8    QUALCOMM Consideration; Leap Reserve Shares..................................12

ARTICLE 3         THE DISTRIBUTION..........................................................13

        3.1    The Distribution.............................................................13

        3.2    Actions Prior To The Distribution............................................13

        3.3    Conditions To Distribution...................................................14

        3.4    Fractional Shares............................................................15

ARTICLE 4         INDEMNIFICATION...........................................................15

        4.1    Indemnification By Leap......................................................15

        4.2    Indemnification By QUALCOMM..................................................16

        4.3    Indemnification Obligations Net Of Insurance Proceeds And Other Amounts......16
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        4.4    Procedures For Indemnification Of Third Party Claims.........................17

        4.5    Additional Matters...........................................................18

        4.6    Survival Of Indemnities......................................................19

ARTICLE 5         CERTAIN COVENANTS AND OTHER AGREEMENTS OF THE PARTIES.....................19

        5.1    Restriction on Interests.....................................................19

        5.2    Restriction on Use of Other Technology.......................................19

        5.3    Restriction on Employee Solicitation or Hiring...............................20

        5.4    Right of First Refusal.......................................................21

        5.5    Competition..................................................................22

        5.6    Management of Interests......................................................23

        5.7    Investment Company Act.......................................................23

        5.8    License Grant By Leap........................................................23

        5.9    Metrosvyaz Limited; Equipment Requirements...................................23

ARTICLE 6         CONFIDENTIALITY...........................................................24

        6.1    Confidentiality..............................................................24

        6.2    Protective Arrangements......................................................24

ARTICLE 7         ACCESS TO INFORMATION AND SERVICES........................................25

        7.1    Provision of Corporate Records...............................................25

        7.2    Access to Information........................................................25

        7.3    Production of Witnesses......................................................26

        7.4    Reimbursement................................................................26

        7.5    Retention of Records.........................................................26

        7.6    Privileged Matters...........................................................26

ARTICLE 8         INSURANCE.................................................................28

        8.1    Policies and Rights Included Within the Leap Assets..........................28

        8.2    Post-Distribution Date Claims................................................28

        8.3    Administration and Reserves..................................................29

        8.4    Agreement for Waiver of Conflict and Shared Defense..........................29

ARTICLE 9         ARBITRATION; DISPUTE RESOLUTION...........................................30
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        9.1    Disputes.....................................................................30

        9.2    Alternative Dispute Resolution...............................................30

        9.3    Arbitration Procedure........................................................30

        9.4    Confidentiality..............................................................33

ARTICLE 10        FURTHER ASSURANCES........................................................33

        10.1   Further Assurances...........................................................33

ARTICLE 11        TERMINATION...............................................................34

        11.1   Termination By Mutual Consent................................................34

ARTICLE 12        MISCELLANEOUS.............................................................34

        12.1   Counterparts; Entire Agreement...............................................34

        12.2   Governing Law................................................................34

        12.3   Assignability................................................................34

        12.4   Third Party Beneficiaries....................................................35

        12.5   Notices......................................................................35

        12.6   Severability.................................................................35

        12.7   Publicity....................................................................36

        12.8   Expenses.....................................................................36

        12.9   Headings.....................................................................36

        12.10  Survival Of Covenants........................................................36

        12.11  Waivers Of Default...........................................................36

        12.12  Specific Performance.........................................................36

        12.13  Amendments...................................................................36

        12.14  Interpretation...............................................................37

        12.15  Legal Counsel................................................................37
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


                      SEPARATION AND DISTRIBUTION AGREEMENT


        THIS SEPARATION AND DISTRIBUTION AGREEMENT (including all exhibits and schedules hereto, the "Agreement"), dated as of September 23, 1998, is by and between QUALCOMM INCORPORATED ("QUALCOMM") and LEAP WIRELESS INTERNATIONAL, INC. ("Leap"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article 1 hereof.

        WHEREAS, the Board of Directors of QUALCOMM has determined that it is in the best interests of QUALCOMM and its stockholders to transfer the Leap Assets to Leap and to cause Leap to assume the Leap Liabilities, all as more fully described in this Agreement and the Ancillary Agreements (the "Separation");

        WHEREAS, the Board of Directors of QUALCOMM has further determined that it is appropriate and desirable, on the terms and conditions contemplated hereby, for QUALCOMM to distribute to holders of shares of QUALCOMM Common Stock all of the outstanding shares of common stock, $0.0001 par value (the "Leap Common Stock"), owned directly or indirectly by QUALCOMM (the "Distribution"), and retain the Warrant; and

        WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Separation and the Distribution and certain other agreements that will govern certain matters relating to the Separation and the Distribution and the relationship of QUALCOMM and Leap following the Distribution.

        NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

        For the purpose of this Agreement the following terms shall have the following meanings:

        1.1 ACTION means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

        1.2 AFFILIATE of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

        1.3 ANCILLARY AGREEMENTS means the Credit Facility, the Equipment Agreement, the Employee Benefits Agreement, the Interim Services Agreement, the Conversion Agreement and the Tax Agreement.



                                       1.

        1.4 cdmaOne shall mean those fixed or mobile wireless telecommunications systems based on or derived from QUALCOMM's CDMA technology which (i) have been adopted as an industry standard by the Telecommunications Industry Association
(TIA) or other recognized international standards bodies, and the adoption of such standard has been voted in favor of by QUALCOMM ("QUALCOMM Approved Standards"), (ii) are compatible with or employ the same physical layer as QUALCOMM Approved Standards ("QUALCOMM Approved Systems") or (iii) are compatible with the infrastructure and subscriber equipment manufactured and sold by QUALCOMM. cdmaOne currently includes, by way of example and not by limitation, the TIA's IS-95 digital cellular standard and ANSI JSTD-008 digital PCS standard. If a system is considered a cdmaOne system in one country, QUALCOMM and Leap have agreed that it would be considered a cdmaOne system in any other country, irrespective of whether or not such system has been adopted (or approved by QUALCOMM) as a standard in such other country.

        1.5 CONSENTS means any consents, waivers or approvals from, or notification requirements to, any third parties.

        1.6 CONTINGENT GAIN means any claim or other right of QUALCOMM or Leap or any of their respective Affiliates, whenever arising, against any Person other than QUALCOMM, Leap or any of their respective Affiliates, if and to the extent that (i) such claim or right has accrued as of the Distribution Date (based on then existing law) and (ii) the existence or scope of the obligation of such other Person as of the Distribution Date was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Distribution Date or as a result of the failure of such claim or other right to have been discovered or asserted as of the Distribution Date. A claim or right meeting the foregoing definition shall be considered a Contingent Gain regardless of whether there was any Action pending, threatened or contemplated as of the Distribution Date with respect thereto.

        1.7 CONTINGENT LIABILITY means any Liability, other than Liabilities for Taxes (which are governed by the Tax Agreement), of QUALCOMM, Leap or any of their respective Affiliates, whenever arising, to any Person other than QUALCOMM, Leap or any of their respective Affiliates, if and to the extent that
(i) such Liability has accrued as of the Distribution Date (based on then existing law) and (ii) the existence or scope of the obligation of QUALCOMM, Leap or any of their respective Affiliates as of the Distribution Date with respect to such Liability was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Distribution Date or as a result of the failure of such Liability to have been discovered or asserted as of the Distribution Date (it being understood that the existence of a litigation or other reserve with respect to any Liability shall not be sufficient for such Liability to be considered acknowledged, fixed or determined).

        1.8 CREDIT FACILITY means that certain Credit Agreement of even date herewith by and between QUALCOMM and Leap.

        1.9 DISTRIBUTION DATE means the date on which the Distribution to the QUALCOMM stockholders is effective; provided, however, with respect to the Ukraine Assets (defined in Section 2.2) and Ukraine Liabilities (defined in
Section 2.3), Distribution Date shall be the date on which they are transferred and assumed, if at all, pursuant to 2.6(c) hereof.



                                       2.

        1.10 EMPLOYEE BENEFITS AGREEMENT means that certain Employee Benefits Agreement of even date herewith by and between QUALCOMM and Leap.

        1.11 EQUIPMENT AGREEMENT means that certain Master Agreement Regarding Equipment Procurement of even date herewith by and between QUALCOMM and Leap.

        1.12 FORM 10 means the Registration Statement on Form 10 (Registration No. 001-14269) filed by Leap with the Securities and Exchange Commission (the "Commission") on July 1, 1998, as amended, relating to the Leap Common Stock.

        1.13 GOVERNMENTAL APPROVALS means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

        1.14 GOVERNMENTAL AUTHORITY shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

        1.15 INSURANCE PROCEEDS means those monies:

               (a)    received by an insured from an insurance carrier; or

               (b)    paid by an insurance carrier on behalf of the insured; or

in either case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses (including allocated costs of in-house counsel and other personnel) incurred in the collection thereof.

        1.16 INTEREST in any Person, as used in Sections 5.1, 5.4 and 5.7 only, means any loan or advance in excess of $100,000, in aggregate, to such Person, any purchase or other acquisition of a material portion of the assets of such Person or of a business unit of such Person, or any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which a Person guarantees, directly or indirectly in any manner, any indebtedness in excess of $100,000, in aggregate, of such Person.

        1.17 INTERIM SERVICES AGREEMENT means that certain Interim Services Agreement of even date herewith by and between QUALCOMM and Leap.

        1.18 LEAP ASSETS has the definition set forth in Section 2.2.

        1.19 LEAP BUSINESS means the business of operating Leap Operating
Assets.

        1.20 LEAP GROUP means Leap and each Person (other than any member of the QUALCOMM Group) that is an Affiliate of Leap immediately after the Distribution Date



                                       3.

        1.21 LEAP OPERATING ASSETS means all of QUALCOMM's right, title and interest in and to the assets listed on Schedules A-1 through A-7; provided, however, that with respect to the assets listed on Schedule A-7, such assets shall only be included in this definition if and when they are transferred pursuant to Section 2.6(c).

        1.22 LEAP POLICIES means all Policies, current or past, which are owned or maintained by or on behalf of QUALCOMM or any of its Affiliates or predecessors, which relate to the Leap Business but do not relate to the QUALCOMM Business and which Policies are either maintained by the QUALCOMM Group or assignable to the Leap Group.

        1.23 LIABILITIES means any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses (including allocated costs of in-house counsel and other personnel), whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

        1.24 PERSON means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

        1.25 POLICIES means insurance policies and insurance contracts of any kind relating to the Leap Business or the QUALCOMM Business as conducted prior to the Distribution Date, including without limitation primary and excess policies, comprehensive general liability policies, automobile and workers' compensation insurance policies, and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

        1.26 PRIVILEGES means all privileges that may be asserted under applicable law, including, without limitation, privileges arising under or relating to the attorney-client relationship (including but not limited to the attorney-client and work product privileges), the accountant-client privilege, and privileges relating to internal evaluative processes.

        1.27 PRIVILEGED INFORMATION means all Information as to which QUALCOMM, Leap or any of their Subsidiaries are entitled to assert the protection of a Privilege.



                                       4.

        1.28 QUALCOMM BUSINESS means the collective business of QUALCOMM, excluding the Leap Business.

        1.29 QUALCOMM COMMON STOCK means the Common Stock, $0.0001 par value per share, of QUALCOMM.

        1.30 QUALCOMM GROUP means QUALCOMM and each Person (other than any member of the Leap Group) that is an Affiliate of QUALCOMM immediately after the Distribution Date.

        1.31 QUALCOMM POLICIES means all Policies, current or past, which are owned or maintained by or on behalf of QUALCOMM (or any of its predecessors) which relate to the QUALCOMM Business but do not relate to the Leap Business.

        1.32 RECORD DATE means the close of business on the date to be determined by the QUALCOMM Board of Directors as the record date for determining stockholders of QUALCOMM entitled to receive shares of Leap Common Stock in the Distribution.

        1.33 RELATED ENTITY means any Person (i) in which Leap, directly or indirectly through one or more intermediaries, holds an interest of ten percent (10%) or more of the aggregate issued and outstanding ownership interests of such Person, (ii) that Leap or an Affiliate of Leap, by means of a reseller agreement, management contract, debt financing agreement or otherwise, has the ability to substantially influence the management and control of such Person, or
(iii) that is an Affiliate of Leap.

        1.34 SECURITY INTEREST means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

        1.35 SHARED POLICIES means all Policies, current or past, which are owned or maintained by or on behalf of QUALCOMM or its predecessors which relate to both the QUALCOMM Business and the Leap Business, and all other Policies not constituting Leap Policies or QUALCOMM Policies.

        1.36 SUBSIDIARY of any Person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

        1.37 TAX AGREEMENT means that certain Tax Agreement of even date herewith by and between QUALCOMM and Leap.



                                       5.

        1.38 TAX (and, with correlative meanings, "Taxes" and "Taxable") means, without limitation, and as determined on a jurisdiction-by-jurisdiction basis, each foreign or U.S. federal, state, local or municipal income, alternative or add-on minimum, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or any other tax, custom, tariff, impost, levy, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount related thereto, imposed by any taxing authority.

        1.39 WARRANT means that certain warrant dated of even date herewith to purchase up to 5,500,000 shares of Leap Common Stock, granted to QUALCOMM in connection with the Distribution.

        1.40 WIRELESS SYSTEM means a terrestrial-based PCS, cellular, wireless local loop or other terrestrial-based wireless communication system.

                                    ARTICLE 2

                                 THE SEPARATION

        2.1 TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES.

               (a) QUALCOMM hereby assigns, transfers, conveys and delivers to Leap, and agrees to cause its applicable Subsidiaries to assign, transfer, convey and deliver to Leap, and Leap hereby accepts from QUALCOMM and its respective Subsidiaries, all of QUALCOMM's and its applicable Subsidiaries' respective right, title and interest in and to the Leap Assets (as defined in Section 2.2 below).

               (b) Leap hereby assumes and agrees to faithfully perform and fulfill all Leap Liabilities (as defined in Section 2.3), in accordance with their respective terms. Notwithstanding the foregoing, Leap shall not assume any Liability attributable to the failure of QUALCOMM or its officers, directors, employees, agents, Subsidiaries or Affiliates to perform QUALCOMM's obligations to Leap pursuant to this Agreement or the Ancillary Agreements.

               (c) In the event that at any time or from time to time (whether prior to or after the Distribution Date) any party hereto (or any member of the QUALCOMM Group or Leap Group, as applicable), shall receive or otherwise possess an asset that is allocated to any other Person pursuant to this Agreement or any Ancillary Agreement, such party shall promptly transfer or cause to be transferred, such asset to such Person so entitled thereto. Prior to such transfer, the Person receiving or possessing such Asset shall hold such Asset in trust for such other Person. In the event that at any time or from time to time (whether prior to or after the Distribution Date) any party hereto or any member of the QUALCOMM Group or Leap Group, as applicable, shall hold or otherwise possess any information or otherwise be required to cooperate to allow a Person to avoid a Liability assumed pursuant to this Agreement or any Ancillary Agreement, such Person shall, to the extent reasonable, promptly provide such information and/or cooperation and/or cause such information or cooperation to be provided to the Person so entitled thereto.



                                       6.

               (d) In furtherance of the assignment, transfer and conveyance of Leap Assets and the assumption of Leap Liabilities set forth in Section 2.1(a) and (b), simultaneously with the execution and delivery hereof or as promptly as practicable thereafter, (i) QUALCOMM shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of QUALCOMM's and its respective Subsidiaries' right, title and interest in and to the Leap Assets to Leap and
(ii) Leap shall execute and deliver, to QUALCOMM and its respective Subsidiaries such bills of sale, stock powers, certificates of title, assumptions of contracts, indemnity agreements and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Leap Liabilities by Leap.

        2.2 LEAP ASSETS.

                      (i) For the purpose of this Agreement, "Leap Assets" shall mean (i) the assets listed on Schedules A-1 (Chase Telecommunications, Inc.), A-2 (ChileSat), A-3 (Metrosvyaz), A-4 (OzPhone), A-5 (PC Phone), A-6 (Pegaso), A-7 (Telesystems of Ukraine) and A-8 (other assets) hereto; provided, however, the assets listed on Schedule A-7 (including assets primarily related thereto, if any, transferable pursuant to the following subparagraphs (ii) and (iii), but excluding any Excluded Assets (defined below) primarily related thereto, the "Ukraine Assets") shall not be deemed Leap Assets, and shall not be transferred to Leap, until such time as they are transferable as described in Section 2.6;
(ii) any and all assets that are expressly stated in this Agreement or any Ancillary Agreement (or the schedules hereto or thereto) as assets to be assigned to Leap; and (iii) any and all Contingent Gains primarily relating to the Leap Business or expressly assigned to Leap pursuant to this Agreement or any Ancillary Agreement.

Notwithstanding the foregoing, Leap Assets shall not include any of the following assets (the "Excluded Assets"):

                      (i) assets of QUALCOMM under or relating to equipment supply and/or vendor finance agreements, including but not limited to all equipment supply and vendor finance agreements with entities that comprise the Leap Operating Assets except as may be expressly transferred to Leap pursuant to this Agreement or the Ancillary Agreements (or the Schedules or Exhibits hereto or thereto);

                      (ii) any and all assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules or Exhibits hereto or thereto), as assets to be retained by QUALCOMM or any other member of the QUALCOMM Group; or

                      (iii) any and all Contingent Gains primarily relating to the QUALCOMM Business or expressly retained by QUALCOMM pursuant to this Agreement or any Ancillary Agreement.



                                       7.

        2.3 LEAP LIABILITIES.

               (a) For the purposes of this Agreement, "Leap Liabilities" shall mean:

                      (i) the Liabilities listed on Schedules B-1 (Chase Telecommunications, Inc.), B-2 (ChileSat), B-3 (Metrosvyaz), B-4 (OzPhone), B-5 (PC Phone), B-6 (Pegaso), B-7 (Telesystems of Ukraine) and B-8 (other Liabilities) hereto; provided, however, the Liabilities listed on Schedule B-7 (including Liabilities primarily related thereto, if any, transferable pursuant to the following subparagraphs (ii) through (v), but excluding any Excluded Liabilities (defined below) primarily related thereto, the "Ukraine Liabilities") shall not be deemed Leap Liabilities, and shall not be transferred to and assumed by Leap, until such time as the Leap Assets are transferred as described in Section 2.6;

                      (ii) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the schedules hereto or thereto) as Liabilities to be assumed by Leap, and all agreements, obligations and Liabilities of any member of the Leap Group under this Agreement or any of the Ancillary Agreements;

                      (iii) all Liabilities (other than Taxes based on, or measured by reference to, net income, and liabilities expressly retained by QUALCOMM pursuant to this Agreement and/or the Ancillary Agreements), including any employee-related Liabilities and any Liabilities relating to environmental laws, rules and regulations of any jurisdiction ("Environmental Laws") (such Liabilities, "Environmental Liabilities"), relating to, arising out of or resulting from:

                             (1) the operation of the Leap Business, as
conducted at any time after the Distribution (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

                             (2) the operation of any business conducted by any
member of the Leap Group at any time after the Distribution (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or

                             (3) any Leap Asset(s) to the extent the Liability
arises after the Distribution; or

                             (4) any agreements or understandings, whether oral
or written, relating to future business, equity participation, employment or similar arrangements with respect to U.S. domestic wireless operator opportunities, whether or not such agreements or understandings were entered into prior to, on or after the Distribution Date;

                      (iv) any and all Contingent Liabilities primarily relating to the Leap Business or expressly assumed by Leap pursuant to this Agreement or any Ancillary Agreement; and



                                       8.

                      (v) all other Liabilities of Leap relating to, arising out of or resulting from Leap's performance or obligations under any Ancillary Agreement or this Agreement.

Notwithstanding the foregoing, the Leap Liabilities shall not include the following Liabilities (the "Excluded Liabilities"): (i) Liabilities of QUALCOMM under or relating to equipment supply and/or vendor finance agreements, including all equipment supply and vendor finance agreements with the entities that comprise the Leap Operating Assets, except as may be expressly transferred to Leap pursuant to this Agreement or the Ancillary Agreements or schedules or exhibits hereto or thereto; (ii) Liabilities based upon or relating to the Distribution, except for those Liabilities set forth in Section 4.1(d) and Liabilities arising out of or attributable to actions or inaction of Leap; (iii) Liabilities based upon or relating to Actions against employees of QUALCOMM who become employees of Leap as of or following the Separation, to the extent such Actions are based upon or relate to actions or conduct of such employees in their capacities as employees prior to July 1, 1998; (iv) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the schedules hereto or thereto) as Liabilities to be retained or assumed by QUALCOMM or any other member of the QUALCOMM Group, and all agreements and obligations of any member of the QUALCOMM Group under this Agreement or any of the Ancillary Agreements; and (v) any and all Contingent Liabilities not primarily relating to the Leap Business or that are expressly assumed by Leap pursuant to this Agreement or any Ancillary Agreement.

        2.4 TERMINATION OF AGREEMENTS. Except with respect to this Agreement and the Ancillary Agreements (and agreements expressly contemplated herein or therein to survive by their terms), Leap and QUALCOMM (on their own behalf and on behalf of the members of the Leap Group and QUALCOMM Group, respectively) hereby terminate, except to the extent the same are in writing and do not by their written terms terminate as a result of the Separation or Distribution, any and all written or oral agreements, arrangements, commitments or understandings, between or among them, effective as of the Distribution Date; and each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

        2.5 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. (a) Each of QUALCOMM (on behalf of itself and each member of the QUALCOMM Group) and Leap (on behalf of itself and each member of the Leap Group) understands and agrees that, except as expressly set forth herein or in any Ancillary Agreement, no party to this Agreement, any Ancillary Agreement or any other agreement or document contemplated by this Agreement, any Ancillary Agreement or otherwise, is representing or warranting in any way as to the assets, businesses or Liabilities transferred or assumed as contemplated hereby or thereby, as to any consents or approvals required in connection therewith, as to the value or freedom from any Security Interests of, or any other matter concerning, any assets of such party, or as to the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset, including any accounts receivable, of any party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon the execution, delivery and filing hereof or thereof. Except as may expressly be set forth herein or in any Ancillary Agreement, all such assets are being transferred on an "as is," "where is" basis and the respective transferees shall bear the economic and legal risks that any conveyance shall prove



                                       9.

to be insufficient to vest in the transferee good and marketable title, free and clear of any Security Interest.

        2.6 GOVERNMENTAL APPROVALS AND CONSENTS; DEFERRED TRANSFERS

               (a) To the extent that the Separation requires any Governmental Approvals or Consents, the parties will use commercially reasonable efforts to obtain any such Governmental Approvals and Consents.

               (b) Except with respect to Ukraine Assets and Ukraine Liabilities, which are governed by subsection (c) below:

                      (i) If and to the extent that the valid, complete and perfected transfer or assignment (or novation of any government contract) to Leap of any Leap Assets would be a violation of applicable laws or require any Consent or Governmental Approval in connection with the Separation or the Distribution, then, unless QUALCOMM shall otherwise determine, the transfer or assignment to or from the Leap Group, as the case may be, of such Leap Assets or non-Leap Assets, respectively, shall be automatically deemed deferred and any such purported transfer or assignment shall be null and void until such time as all legal impediments are removed and/or each of such Consents or Governmental Approvals have been obtained. Notwithstanding the foregoing, such asset shall be deemed a Leap Asset for purposes of determining whether any Liability is an Leap Liability.

                      (ii) If the transfer or assignment of any assets intended to be transferred or assigned hereunder is not consummated prior to or at the Distribution Date, whether as a result of the provisions of Section 2.6(b) or for any other reason, then the Person retaining such asset shall thereafter hold such asset for the use and benefit, insofar as reasonably possible, of the Person entitled thereto (at the expense of the Person entitled thereto).

                      (iii) If and when the Consents and/or Governmental Approvals, or any other impediments to transfer, the absence of which caused the deferral of transfer of any asset pursuant to Section 2.6(b) or otherwise, are obtained or removed (as appropriate), the transfer of the applicable asset shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

                      (iv) The Person retaining an asset due to the deferral of the transfer of such asset shall take such actions with respect to such asset as may be reasonably requested by the Person entitled to the asset, provided that such person retaining an asset shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by the Person entitled to the asset, other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by the Person entitled to such asset.

               (c) This subsection (c) shall govern the transfer of the Ukraine Assets and the assumption of Ukraine Liabilities.

                      (i) The parties expect that the valid, complete and perfected transfer or assignment to Leap of the Ukraine Assets and the assumption by Leap of the Ukraine


                                      10.

Liabilities may under certain circumstances be a violation of applicable laws or require a Consent or Governmental Approval in connection with the Separation or the Distribution if transferred at the time of the Separation. Therefore, the transfer and assumption, respectively, of the Ukraine Assets and Ukraine Liabilities shall be deferred until following the Separation and Distribution, and any purported transfer or assignment shall be null and void, until such time following the Separation and Distribution as all legal impediments are removed and/or each of such Consents or Governmental Approvals have been obtained.

                      (ii) If and when the Consents and/or Governmental Approvals, or any other impediments to transfer, the absence of which caused the deferral of transfer of the Ukraine Assets and the assumption of Ukraine Liabilities, are obtained or removed (as appropriate), the transfer and assumption thereof, respectively, shall be automatically effected as soon as possible following the Separation and the Distribution in accordance with the terms of this Agreement, or as otherwise agreed by the parties within thirty
(30) days thereafter.

                      (iii) Subject to the other provisions of this subsection
(c), the parties shall use commercially reasonable efforts to effect the valid, complete and perfected transfer or assignment to Leap of the Ukraine Assets and the assumption by Leap of the Ukraine Liabilities, and take all reasonable actions relating thereto, including the obtainment of all necessary Consents and Governmental Approvals.

                      (iv) Notwithstanding any other provision of this subsection (c) or any other provision of this Agreement, Leap shall have no rights to manage, control, transfer, impair, discharge or otherwise possess the Ukraine Assets and/or Ukraine Liabilities, until the transfer and assumption thereof pursuant hereto. Leap acknowledges and agrees that QUALCOMM shall have all rights of ownership with respect to the Ukraine Assets and Ukraine Liabilities until the transfer to and assumption by Leap thereof pursuant hereto, including without limitation voting rights and rights to transfer or dispose of the same. To the extent prior to the transfer to and assumption by Leap of the Ukraine Assets and Ukraine Liabilities, respectively, the composition of Ukraine Assets and/or Ukraine Liabilities is altered (including any reduction thereof as a result of a transfer or disposition thereof, or discharge thereof, by QUALCOMM) as a result of QUALCOMM's exercise of such rights, the Ukraine Assets and Ukraine Liabilities will be transferred and assumed pursuant hereto as so altered. For example, in the event QUALCOMM transfers or disposes of all or a portion of the Ukraine Assets and Ukraine Liabilities, only the remaining Ukraine Assets and Ukraine Liabilities, if any, shall be transferable and assumable pursuant hereto, and Leap shall not be entitled to any proceeds of such transfer or disposal, or have any further rights or obligations with respect to the Ukraine Assets and Ukraine Liabilities so transferred or disposed.

                      (v) The foregoing provisions of this subsection (c) shall expire and be of no further force and effect as of the date that is eighteen
(18) months following the Distribution; and if by such time the Ukraine Assets and Ukraine Liabilities have not been transferred to Leap pursuant hereto, the parties thereafter shall have no obligation hereunder to effect such transfer.



                                      11.

        2.7 ASSIGNMENT OF ASSUMED LEAP LIABILITIES.

               (a) Each of QUALCOMM and Leap, at the request of the other, shall use its commercially reasonable efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to assign all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constitute Leap Liabilities.

               (b) If QUALCOMM or Leap is unable to obtain, or to cause to be obtained, any such required consent, approval, substitution or amendment, the applicable member of the QUALCOMM Group shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof, Leap shall, as agent or subcontractor for QUALCOMM or such other Person, as the case may be, pay, perform and discharge fully all the obligations or other Liabilities of QUALCOMM or such other Person, as the case may be, thereunder from and after the date hereof. QUALCOMM shall, without further consideration, pay and remit, or cause to be paid or remitted, to Leap promptly all money, rights and other consideration received by it or any member of the QUALCOMM Group in respect of such performance (unless any such consideration is an Excluded Asset). If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable, QUALCOMM shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of the QUALCOMM Group to Leap without payment of further consideration and Leap shall, without the payment of any further consideration, assume such rights and obligations.

        2.8 QUALCOMM CONSIDERATION; LEAP RESERVE SHARES. In consideration of the transfer of the Leap Assets by QUALCOMM to Leap, and QUALCOMM's other obligations pursuant hereto and pursuant to the Ancillary Agreements, in addition to the other consideration described herein (including, without limitation, Leap's obligations pursuant hereto and pursuant to the Ancillary Agreements), Leap shall issue, grant or transfer to QUALCOMM, as appropriate, prior to the Distribution Date, (i) shares of Leap Common Stock necessary to effect the Distribution, and (ii) the Warrant. In addition, without limitation on any of Leap's other obligations pursuant to this Agreement and the Ancillary Agreements, Leap agrees to hold in reserve for issuance, and to promptly issue, all such shares of Leap Common Stock as may be or become issuable as a result of the Distribution by reason of any provision of any stock option plan or agreement, warrant or other security of QUALCOMM (including without limitation QUALCOMM's 1991 Stock Option Plan and QUALCOMM's Non-Employee Director Stock Option Plan and options outstanding thereunder, QUALCOMM's Executive Matching Retirement Plan, and all outstanding Trust Convertible Preferred Securities issued by QUALCOMM Financial Trust, an Affiliate of QUALCOMM) and in such manner as is directed by QUALCOMM consistent with such adjustment provisions (the "Leap Reserve Shares"). Leap shall issue Leap Reserve Shares to the holders of the QUALCOMM Trust Convertible Preferred Securities promptly following the exercise or conversion thereof and for no additional consideration except as may be determined otherwise by QUALCOMM. Leap shall also issue Leap Reserve Shares to holders of QUALCOMM options, warrants and other convertible securities promptly following the exercise or conversion thereof for consideration equal to the price per share set forth in the particular instrument, as further described in the Employee Benefits Agreement.



                                      12.

                                    ARTICLE 3

                                THE DISTRIBUTION

        3.1    THE DISTRIBUTION.

               (a) Subject to Section 3.3 hereof, on or prior to the Distribution Date, QUALCOMM will deliver to the distribution agent selected by QUALCOMM (the "Agent"), for the benefit of and distribution to holders of record of QUALCOMM Common Stock on the Record Date, stock certificates, endorsed by QUALCOMM in blank, representing all of the outstanding shares of Leap Common Stock then owned by QUALCOMM or any member of the QUALCOMM Group, and shall instruct the Agent to distribute on the Distribution Date the appropriate number of such shares of Leap Common Stock to each such holder or designated transferee or transferees of such holder.

               (b) Subject to Section 3.4, each holder of QUALCOMM Common Stock on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution one (1) share of Leap Common Stock for each four (4) shares of QUALCOMM Common Stock held by such holder on the Record Date.

               (c) Leap and QUALCOMM, as the case may be, will provide to the Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

        3.2 ACTIONS PRIOR TO THE DISTRIBUTION.

               (a) Prior to the Distribution Date, QUALCOMM and Leap shall prepare and mail to the holders of QUALCOMM Common Stock, such information concerning Leap, its business, operations and management, the Distribution and such other matters as QUALCOMM shall reasonably determine and as may be required by law. Leap will prepare, and Leap will, to the extent required under applicable law, file with the Commission the Form 10 and any such other documentation which QUALCOMM determines are necessary or desirable to effectuate the Distribution and QUALCOMM and Leap shall each use its commercially reasonable efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

               (b) QUALCOMM and Leap shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

               (c) QUALCOMM and Leap shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 3.3 to be satisfied and to effect the Distribution on the Distribution Date.

               (d) Leap shall prepare and file, and shall use its commercially reasonable efforts to have approved, an application for the inclusion of the Leap Common Stock to be distributed in the Distribution on the Nasdaq National Market.



                                      13.

               (e) QUALCOMM and Leap shall enter into all Ancillary Agreements.

               (f) QUALCOMM and Leap shall cooperate to change the name of any entity that is part of the Leap Group or the Leap Operating Assets so that the word "QUALCOMM" or derivations thereof is not included in any such name.

        3.3 CONDITIONS TO DISTRIBUTION. QUALCOMM and Leap shall be obligated to consummate the Distribution no later than September 27, 1998, subject to the satisfaction, or waiver by the QUALCOMM Board of Directors in its sole discretion, of the following conditions:

               (a) any material Governmental Approvals and Consents necessary to consummate the Distribution shall have been obtained and be in full force and effect;

               (b) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of QUALCOMM shall have occurred or failed to occur that prevents the consummation of the Distribution;

               (c) the Board of Directors of QUALCOMM shall have (i) authorized and approved the Distribution and not withdrawn such authorization and approval;
(ii) received the opinion of Lehman Brothers described in the Form 10; (iii) received an opinion from Delaware counsel, selected by QUALCOMM in its sole discretion, regarding the appropriateness of the QUALCOMM Board of Directors' determination as to whether statutory surplus is legally available to effect the Distribution under Section 170 of the Delaware General Corporation Law; and (iv) received an opinion in such form as is reasonably acceptable to QUALCOMM (the "Investment Company Opinion"), from Willkie Farr and Gallagher or other counsel selected by QUALCOMM in its sole discretion, to the effect that (a) Leap has filed an application under Section 3(b)(2) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), for an order of the Commission finding and declaring Leap to be primarily engaged in a business other than investing, reinvesting, owning, holding or trading in securities either directly or through majority-owned subsidiaries or controlled companies conducting similar types of businesses, (b) the filing of such application by Leap shall exempt Leap for a period of sixty (60) days from all provisions of the Investment Company Act applicable to investment companies as such, (c) Leap is not (with such qualifications or other modifications of terms acceptable to QUALCOMM) an investment company within the meaning of the Investment Company Act;

               (d) All Ancillary Agreements shall have been entered into by the respective parties thereto, and all conditions precedent to borrowing amounts under the Credit Facility shall be satisfied or waived by the lenders thereunder;

               (e) the executive officers and members of the Board of Directors of Leap listed in the section entitled "Management" in the Form 10 shall have resigned from QUALCOMM in every capacity in which they served QUALCOMM prior to the Distribution, including without limitation as officer, director, committee member, employee and/or consultant (excluding, however, any continuing consulting arrangement described in the Form 10) and arrangements shall have been made to the satisfaction of QUALCOMM pursuant to the



                                      14.

Employee Benefits Agreement or otherwise for the complete and orderly transition of employment of all other Persons designated by the parties as those QUALCOMM employees who are to become Leap employees as of or prior to the Distribution; and

               (f) no other events or developments shall have occurred that, in the judgment of the Board of Directors of QUALCOMM, would result in the Distribution having a material adverse effect on QUALCOMM or on the stockholders of QUALCOMM or not being in the best interest of QUALCOMM and its stockholders.

The foregoing conditions are for the sole benefit of QUALCOMM and shall not give rise to or create any duty on the part of QUALCOMM or the QUALCOMM Board of Directors to waive or not waive any such condition.

        3.4 FRACTIONAL SHARES. As soon as practicable after the Distribution Date, QUALCOMM shall direct the Agent to aggregate all fractional shares of Leap Common Stock to which its stockholders would otherwise be entitled and sell the whole shares obtained thereby at the direction of QUALCOMM in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. QUALCOMM and the Agent shall use their reasonable efforts to aggregate the shares of QUALCOMM Common Stock that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

                                    ARTICLE 4

                                 INDEMNIFICATION

        4.1 INDEMNIFICATION BY LEAP. Except as provided in Section 4.3, Leap shall indemnify, defend and hold harmless QUALCOMM, each member of the QUALCOMM Group and each of their respective directors and officers, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "QUALCOMM Indemnitees"), from and against any and all Liabilities of the QUALCOMM Indemnitees relating to, arising out of or resulting from any of the following items:

               (a) the failure of Leap or any other member of the Leap Group or any other Person to pay, perform or otherwise promptly discharge any Leap Liabilities in accordance with their respective terms after the Distribution Date;

               (b) any Leap Liability;

               (c) any breach by Leap of this Agreement or any of the Ancillary Agreements; and

               (d) any failure (or alleged failure) of Leap to operate the Leap Business as described in the "Business" section of the Form 10.



                                      15.

        4.2 INDEMNIFICATION BY QUALCOMM. QUALCOMM shall indemnify, defend and hold harmless Leap, each member of the Leap Group and each of their respective directors and officers, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Leap Indemnitees"), from and against any and all Liabilities of the Leap Indemnitees relating to, arising out of or resulting from any of the following items:

               (a) the failure of QUALCOMM or any other member of the QUALCOMM Group or any other Person to pay, perform or otherwise promptly discharge any Liabilities of the QUALCOMM Group other than the Leap Liabilities after the Distribution Date; provided, however, this Section 4.2(a) shall not apply to any Liability arising out of or related to any agreement (such as an equipment supply agreement, vendor finance agreement or capital contribution agreement), other than an agreement specified in Section 4.2(d), between any member of the QUALCOMM Group, on the one hand, and any member of the Leap Group and any Person in which Leap, directly or indirectly, holds an equity, debt or other financial interest, on the other hand; provided further, however, nothing in the immediately preceding proviso shall be construed as impairing the rights of the subject parties under any such agreement;

               (b) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Form 10 except with respect to information described in Section 4.1(d) above;

               (c) any Liability of the QUALCOMM Group, other than the Leap Liabilities; and

               (d) any breach by QUALCOMM of this Agreement or any of the Ancillary Agreements.

        4.3 INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND OTHER AMOUNTS.

               (a) The parties intend that any Liability subject to indemnification or reimbursement pursuant to this Article 4 or Article 5 will be net of Insurance Proceeds that actually reduce the amount of the Liability. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any Person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds recovery had been received, realized or recovered before the Indemnity Payment was made.

               (b) In the case of any Contingent Liability, any Insurance Proceeds recovered by either party in respect of the Contingent Liability will be used to satisfy the Contingent Liability before the parties shall seek relief under this Article 4.



                                      16.

               (c) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Notwithstanding the foregoing, each member of the QUALCOMM Group and Leap Group shall be required to use commercially reasonable efforts to collect or recover any available Insurance Proceeds.

        4.4 PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS.

               (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the QUALCOMM Group or the Leap Group of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 4.1 or 4.2, or any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party and each party to this Agreement, written notice thereof within twenty (20) days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. If any Person shall receive notice or otherwise learn of the assertion of a Third Party Claim which may reasonably be determined to be a Shared Contingent Liability, such Person shall give each other party to this Agreement written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 4.4(a) shall not relieve the related Indemnifying Party of its obligations under this Article 4, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

               (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim; provided that if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and in such Indemnitees' reasonable judgment a conflict of interest between such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 4.4(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such


                                      17.

notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

               (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 4.4(b), such Indemnitee may defend such Third Party Claim at the cost and expense (not including allocated costs of in-house counsel and other in-house personnel) of the Indemnifying Party.

               (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

               (e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other similar order or other similar nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

               (f) The provisions of Section 4.4 and Section 4.5 shall not apply to Taxes (which are covered by the Tax Agreement).

        4.5 ADDITIONAL MATTERS.

               (a) Any claim on account of a Liability which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Agreements.

               (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense (including allocated costs of in-house counsel and other personnel) of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

               (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if the Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant, add the Indemnifying Party as a named defendant if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this section and subject to Section 4.4 with respect to Contingent Liabilities, the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the



                                      18.

Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses, and the allocated costs of in-house counsel and other personnel), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

        4.6 SURVIVAL OF INDEMNITIES. The rights and obligations of each of QUALCOMM and Leap and their respective Indemnitees under this Article 4 shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

                                    ARTICLE 5

              CERTAIN COVENANTS AND OTHER AGREEMENTS OF THE PARTIES

        5.1 RESTRICTION ON INTERESTS. During the period commencing at the Distribution and continuing until January 1, 2004, subject to the express terms of written agreements to which Leap is a party in existence at the time of the
Distribution:

               (a) Leap and its Affiliates shall not acquire Interests, directly or indirectly, in Persons that deploy (or intend to deploy) a Wireless System unless (i) with respect to Persons that do not have a pre-existing Wireless System that utilizes a technology other than cdmaOne, such Person only utilizes or intends to only utilize cdmaOne for such Wireless System and such Person agrees to procure infrastructure and subscriber equipment from QUALCOMM in accordance with the provisions of the Equipment Agreement, or (ii) with respect to Persons that do have a pre-existing Wireless System that utilizes a technology other than cdmaOne, the provisions of the last sentence in this
Section 5.1 are complied with as to such Person and such Person agrees to procure infrastructure and subscriber equipment from QUALCOMM for such Person's cdmaOne Wireless System in accordance with the provisions of the Equipment Agreement; and

               (b) Leap shall use commercially reasonable efforts to cause each Related Entity that is not a Leap Affiliate to not acquire Interests in other Persons that deploy (or intend to deploy) a Wireless System unless such Person only utilizes or intends to only utilize cdmaOne for such Wireless System and such Person agrees to procure infrastructure and subscriber equipment from QUALCOMM in accordance with the provisions of the Equipment Agreement.

Notwithstanding the provisions of this Section 5.1, an Interest may be acquired in a Person that has a pre-existing Wireless System that utilizes a technology other than cdmaOne, but only so long as (i) the proceeds from the acquisition of any such Interest are to be used by such Person solely to support and in connection with the deployment of a cdmaOne Wireless System, (ii) reasonable efforts are made to ensure that such proceeds are so utilized, and (iii) unless such Person is already a party to an equipment requirements agreement with QUALCOMM (in accordance with the provisions of the Equipment Agreement), the efforts described above are undertaken to have such Person agree to procure infrastructure and subscriber equipment in accordance with the provisions of the Equipment Agreement.

        5.2 RESTRICTION ON USE OF OTHER TECHNOLOGY. Leap agrees that during the period commencing at the Distribution and continuing until January 1, 2004, subject to the express terms of written agreements to which Leap is a party in existence at the time of the Distribution:



                                      19.

               (a) Leap will solely implement and utilize cdmaOne in connection with its own (i) deployment and/or use of wireless infrastructure equipment, and
(ii) distribution and sale of wireless subscriber equipment, and (iii) provision of wireless communication services in the world (the activities in clauses "(i)" through "(iii)" collectively being referred to as the "Wireless Activities");

               (b) Leap will cause its Affiliates that do not have a pre-existing Wireless System that utilizes a technology other than cdmaOne to solely implement and utilize, cdmaOne in connection with each such Affiliate's Wireless Activities;

               (c) Leap will cause its Affiliates that do have a pre-existing Wireless System that utilizes a technology other than cdmaOne to solely implement and utilize cdmaOne in connection with each such Affiliate's Wireless Activities to the extent those Wireless Activities are funded, directly or indirectly, by Leap, and furthermore Leap shall exercise commercially reasonable efforts to cause such Affiliates to use cdmaOne or a cdmaOne overlay with respect to any expansions of each such pre-existing non-cdmaOne Wireless System; and

               (d) Leap will use its commercially reasonable efforts to cause each Related Entity (that is not a Leap Affiliate) to solely implement and utilize cdmaOne in connection with each such Related Entity's Wireless Activities.

Except to the extent set forth in clause "(c)" of the immediately preceding sentence with respect to Affiliates having pre-existing non-cdmaOne Wireless Systems, (i) in no event will Leap or its Affiliates implement, utilize or support in any respect global system for mobile communications ("GSM"), time division multiple access ("TDMA") or any other digital technologies (or variants thereof) in competition with cdmaOne in connection with the provision of wireless communication services, and (ii) Leap agrees to exercise its commercially reasonable efforts to cause any Related Entity not to implement, utilize or support in any respect GSM, TDMA or any other competing digital technologies (or variants thereof) in competition with cdmaOne in connection with the provision of wireless communication services. Leap further agrees to, and agrees to cause its Affiliates to, support and promote cdmaOne based technology for commercial implementation by its corporate partners and any consortium of which it is a member in connection with any Wireless Activities engaged in by any such partners and/or consortia in all parts of the world.

        5.3 RESTRICTION ON EMPLOYEE SOLICITATION OR HIRING. Leap (on behalf of itself, its Affiliates and any Related Entity, if any, that is utilized to execute the domestic business activities described in the section of the Form 10 captioned "United States Wireless Opportunities") agrees that for a period of three (3) years following the date of the Distribution, it will not solicit or induce any employee of QUALCOMM or any other member of the QUALCOMM Group to terminate or breach an employment, contractual or other relationship with QUALCOMM nor will Leap (or its Affiliates) hire or otherwise employ any employee of QUALCOMM or any other member of the QUALCOMM Group or any individual that was employed by QUALCOMM or any other member of the QUALCOMM Group within the previous six months, unless such person has approached Leap independently without solicitation by Leap and Leap first consults with QUALCOMM and obtains QUALCOMM's prior written approval. QUALCOMM (on behalf of itself and its Affiliates) agrees that for a period of three



                                      20.

(3) years following the date of the Distribution, it will not solicit or induce any employee of Leap to terminate or breach an employment, contractual or other relationship with Leap nor will QUALCOMM (or its Affiliates) hire or otherwise employ any employee of Leap or any member of the Leap Group or any individual that was employed by Leap or any member of the Leap Group within the previous six months, unless such person has approached QUALCOMM independently without solicitation by QUALCOMM and QUALCOMM first consults with Leap and obtains Leap's prior written approval.

        5.4 RIGHT OF FIRST REFUSAL. All rights and obligations set forth in this
Section 5.4 are expressly limited by and subject to any and all rights or third parties existing on the Distribution Date, all of which rights are set forth on
Schedule 5.4 hereto to the actual knowledge of Leap.

               (a) Except as otherwise may be agreed by the parties, Leap shall not sell, assign, pledge, or in any manner transfer any Interest in its Leap Operating Assets, whether voluntarily or by operation of law, for consideration or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Section 5.4.

               (b) If Leap desires to sell or otherwise transfer as described in
Section 5.4(a) above any Leap Operating Asset, Leap shall first give written notice thereof to QUALCOMM. Such notice shall indicate the relevant Leap Operating Asset and name the proposed transferee, and state the number of shares (or the extent and nature of the interest) proposed to be transferred, the proposed consideration including timing and form thereof, and all other material terms and conditions of the proposed transfer.

               (c) For thirty (30) days following receipt of such notice, QUALCOMM shall have the option to elect to purchase all of the Leap Operating Asset described in the notice at the price and upon the terms set forth in such notice, subject to the rights of third parties and other restrictions that may be set forth in written agreements with Leap in existence at the time of the Distribution. In the event QUALCOMM elects to purchase all of the Leap Operating Asset, it shall give written notice to Leap of its election and such purchase shall be made pursuant to Section 5.4(e) below.

               (d) Payment for any purchase QUALCOMM elects to make pursuant to subsection (c) above shall be made in cash or by wire transfer, within thirty
(30) days following the election to purchase by QUALCOMM. Notwithstanding the foregoing, QUALCOMM shall have the option to pay for said Leap Operating Asset on substantially the same terms and conditions set forth in the notice from Leap regarding the proposed transfer of such Leap Operating Asset.

               (e) In the event QUALCOMM does not elect to acquire all of such Leap Operating Asset, Leap may, within the one hundred eighty (180) day period following the expiration of the option rights granted to QUALCOMM herein, transfer the Leap Operating Asset as specified in the notice, provided such transfer is consummated on the basis such that each of the corresponding material terms of such transfer is at least as favorable to Leap as each of the material terms set forth in the notice to QUALCOMM.



                                      21.

               (f) The foregoing provisions in this Section 5.4 shall not be applicable to the following transfers by Leap:

                      (i) Leap's pledge, mortgage or other transfer (or any foreclosure pursuant thereto) of an Leap Operating Asset pursuant to the terms of the Credit Facility;

                      (ii) Leap's bona fide pledge or mortgage (or any foreclosure pursuant thereto) of an Leap Operating Asset with a commercial lending institution, consistent with the terms of the Credit Facility; and

                      (iii) Leap's transfer of an Leap Operating Asset to QUALCOMM.

               (g) The foregoing rights of QUALCOMM with respect to any Leap Operating Asset shall be subject to rights of third parties to acquire such Leap Operating Asset existing as of the Distribution Date with respect to such Leap Operating Asset, all of which rights are set forth on Schedule 5.4 hereto to the actual knowledge of Leap.

               (h) The foregoing right of first refusal shall terminate as of the date three (3) years following the Distribution.

               (i) QUALCOMM may not assign its rights under this Section 5.4.

        5.5 COMPETITION. Expect as may be set forth in this Agreement or any of the Ancillary Agreements, no member of either the QUALCOMM Group or the Leap Group shall have any duty to refrain from (i) engaging in the same or similar activities or lines of business as any member of the other Group, (ii) doing business with any potential or actual supplier or customer of any member of the other Group, (iii) engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers or customers of any member of the other Group, or (iv) acquiring a joint venture or equity interest in any telecommunications operating company or any other entity in the United States or any other country. Notwithstanding the foregoing, following the Distribution, so long as QUALCOMM or any of its Affiliates is in the business of developing and/or selling cdmaOne application specific integrated circuits neither Leap nor any of its Affiliates shall engage in the development or design of cdmaOne application specific integrated circuits; provided, however, that this restriction shall no longer apply in the event of a "change of control" of QUALCOMM. For purposes of this Agreement, "change of control" means a transaction or series of transactions whereby (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of voting stock of QUALCOMM (or other securities convertible into such voting stock) representing 20% or more of the combined voting power of all voting stock of QUALCOMM; or
(ii) during any period of up to 18 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 18-month period were directors of QUALCOMM, together with such directors as are approved by directors who were directors at the beginning of such period, shall cease for any reason to constitute a majority of the board of directors of QUALCOMM; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their



                                      22.

acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of QUALCOMM.

        5.6 MANAGEMENT OF INTERESTS. Leap covenants and agrees that following the Distribution Date it shall take an active management role in its Leap Operating Assets and any other wireless telecommunications operating company in which it acquires a joint venture or equity interest, consistent with its own business needs and applicable laws, contractual arrangements and other requirements of Leap.

        5.7 INVESTMENT COMPANY ACT. Following the Distribution Date, Leap shall use commercially reasonable efforts, including without limitation by monitoring and adjusting the nature and extent of its Interests, to ensure that Leap does not become or remain an "investment company" as defined in the Investment Company Act. Without limiting the foregoing, and notwithstanding the receipt by the QUALCOMM Board of Directors of the Investment Company Opinion, as soon as practicable following the Distribution, Leap shall use commercially reasonable efforts to obtain an exemptive order from the Commission finding and declaring Leap to be engaged in a business other than investing, reinvesting, owning, holding or trading in securities, either directly, through majority-owned subsidiaries or through controlled companies conducting similar types of businesses.

        5.8 LICENSE GRANT BY LEAP. Leap (on behalf of itself and its Affiliates) hereby grants to QUALCOMM (i) with respect to all Leap Patents (as defined below) that have a wireless communications application, a worldwide, non-exclusive, royalty-free, fully paid up, perpetual license (with the right to sublicense) to use, make, have made and/or practice such Leap Patents for any purpose, and (ii) with respect to all other Leap Patents, a worldwide, non-exclusive, royalty-free, fully paid up, perpetual license (with the right to sublicense only to Affiliates of QUALCOMM) to use, make, have made and/or practice such Leap Patents for any purpose. For purposes of this Section 5.8, "Leap Patents" shall mean any patents or patent applications (whether filed or issued and whether foreign or domestic) which are owned or controlled at any time by Leap or its Affiliates. Notwithstanding the foregoing, Leap Patents shall not include any patent or patent application as to which each of the following three conditions are applicable: (i) the patent or patent application is developed by Leap or its Affiliates expressly for an unaffiliated third party; (ii) the development of such patent or patent application is funded by such unaffiliated third party; and (iii) under the terms of the agreement to develop such patent, Leap does not retain rights to license such patent to any third parties.

        5.9 METROSVYAZ LIMITED; EQUIPMENT REQUIREMENTS. Without the prior written consent of QUALCOMM, Leap shall not amend, waive or otherwise modify, nor permit the amendment, waiver or modification of (by QUALCOMM Telecommunications Ltd. or otherwise) (i) the provisions of any shareholders agreement with Tiller International Limited and/or Tass Telecom that contains a requirement or obligation to purchase or otherwise acquire infrastructure or subscriber equipment from any member of the QUALCOMM Group, and/or (ii) the provisions of any agreement (to which no member of the QUALCOMM Group is a party) relating to the purchase from any member of the QUALCOMM Group of infrastructure or subscriber equipment by any Person in which QUALCOMM Telecommunications Ltd. and/or Metrosvyaz Limited, directly or indirectly, holds an equity interest.



                                      23.

                                    ARTICLE 6

                                 CONFIDENTIALITY

        6.1 CONFIDENTIALITY.

               (a) Subject to Section 6.2, each of QUALCOMM and Leap agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to QUALCOMM's confidential and proprietary information pursuant to policies in effect as of the Distribution Date, all Information concerning the other that is either in its possession as of the Distribution Date or furnished by the other or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, any Ancillary Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such party or any member of the QUALCOMM Group or the Leap Group, as applicable, or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party (or any member of the QUALCOMM Group or the Leap Group, as applicable) which sources are not themselves bound by a confidentiality obligation), or (iii) independently generated without reference to any proprietary or confidential Information of the other party. For purposes of this Agreement, "Information" shall mean information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

               (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with Section 6.2. Without limiting the foregoing, when any Information is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

        6.2 PROTECTIVE ARRANGEMENTS. In the event that either party or any other respective member of the QUALCOMM Group or the Leap Group, as applicable, either
(i) determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or (ii) receives any demand under lawful process or from any Governmental Authority to



                                      24.

disclose or provide Information of the other party (or any other member of the QUALCOMM Group or the Leap Group, as applicable) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

                                    ARTICLE 7

                       ACCESS TO INFORMATION AND SERVICES

        7.1 PROVISION OF CORPORATE RECORDS.

               (a) Except as may otherwise be provided in any Ancillary Agreement, QUALCOMM shall arrange as soon as practicable following the Distribution Date for the transportation (at Leap's cost) to Leap of the books and records relating exclusively to the Leap Business (the "Leap Books and Records") in its possession, except to the extent such items are already in the possession of Leap or a Leap Subsidiary. The Leap Books and Records shall be the property of Leap, but shall be available to QUALCOMM for review and duplication until QUALCOMM shall notify Leap in writing that such records are no longer of use to QUALCOMM.

               (b) Except as otherwise provided in any Ancillary Agreement, Leap shall arrange as soon as practicable following the Distribution Date for the transportation (at QUALCOMM's cost) to QUALCOMM of the books and records relating exclusively to the QUALCOMM Business (the "QUALCOMM Books and Records") in its possession, except to the extent such items are already in the possession of QUALCOMM. The QUALCOMM Books and Records shall be the property of QUALCOMM, but shall be available to Leap for review and duplication (except that QUALCOMM shall have the right to withhold QUALCOMM Books and Records to the extent QUALCOMM reasonably determines such QUALCOMM Books and Records do not relate in any material way to the Leap Business) until Leap shall notify QUALCOMM in writing that such records are no longer of use to Leap.

               (c) With respect to books and records that relate to both the Leap Business and the QUALCOMM Business ("Combined Books and Records"), (i) the parties shall use good faith efforts to divide such Combined Books and Records into Leap Books and Records and QUALCOMM Books and Records, as appropriate, and
(ii) to the extent such Combined Books and Records are not so divided, the parties shall each keep and maintain copies of such Combined Books and Records as reasonably appropriate under the circumstances, subject to applicable confidentiality provisions hereof and of any Ancillary Agreement.

        7.2 ACCESS TO INFORMATION. Except as otherwise provided in an Ancillary Agreement, from and after the Distribution Date, QUALCOMM shall afford to Leap and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments,



                                      25.

computer data and other data and information relating to pre-Distribution operations of the Leap Business (collectively, "Operations Data") within QUALCOMM's possession insofar as such access is reasonably required by Leap for the conduct of the Leap Business, subject to appropriate restrictions for classified or Privileged Information. Similarly, except as otherwise provided in an Ancillary Agreement, Leap shall afford to QUALCOMM and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Operations Data within Leap's possession, insofar as such access is reasonably required by QUALCOMM for the conduct of the QUALCOMM Business, subject to appropriate restrictions for classified or Privileged Information. Operations Data may be requested under this Article 8 for the legitimate business purposes of either party, including, without limitation, audit, accounting, claims (including claims for indemnification hereunder), litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing under this Agreement and the transactions contemplated hereby.

        7.3 PRODUCTION OF WITNESSES. At all times from and after the Distribution Date, each of Leap and QUALCOMM shall use reasonable efforts to make available to the other, upon written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action.

        7.4 REIMBURSEMENT. Except to the extent otherwise contemplated in any Ancillary Agreement, a party providing Operations Data or witness services to the other party under this Article 8 shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments of such amounts, relating to supplies, disbursements and other out-of-pocket expenses (at cost) and direct and indirect expenses of employees who are witnesses or otherwise furnish assistance (at cost), as may be reasonably incurred in providing such Operations Data or witness services.

        7.5 RETENTION OF RECORDS. Except as otherwise required by law or agreed to in an Ancillary Agreement or otherwise in writing, each of QUALCOMM and Leap may destroy or otherwise dispose of any of the Operations Data, which is material Operations Data and is not contained in other Operations Data retained by QUALCOMM or Leap, as the case may be, at any time after the tenth anniversary of this Agreement, provided that, prior to such destruction or disposal, (a) it shall provide no less than 90 or more than 120 days prior written notice to the other, specifying in reasonable detail the Operations Data proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Operations Data proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Operations Data as was requested at the expense of the party requesting such Operations Data.

        7.6 PRIVILEGED MATTERS. To allocate the interests of each party with respect to Privileged Information, the parties agree as follows:

               (a) QUALCOMM shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the QUALCOMM Business, whether or not the Privileged Information is in the possession of or



                                      26.

under the control of QUALCOMM or Leap. QUALCOMM shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information that relates solely to the subject matter of any claims constituting Liabilities of the QUALCOMM Group, now pending or which may be asserted in the future, in any lawsuits or other Actions initiated against or by QUALCOMM, whether or not the Privileged Information is in the possession of or under the control of QUALCONM or Leap.

               (b) Leap shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Leap Business, whether or not the Privileged Information is in the possession of or under the control of QUALCOMM or Leap. Leap shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting Leap Liabilities, now pending or which may be asserted in the future, in any lawsuits or other Actions initiated against or by Leap, whether or not the Privileged Information is in the possession of Leap or under the control of QUALCOMM or Leap.

               (c) QUALCOMM and Leap agree that they shall have a shared Privilege, with equal right to assert or waive, subject to the restrictions of this Section 7.6, with respect to all Privileges not allocated pursuant to the terms of Sections 7.6(a) and (b). All Privileges relating to any claims, proceedings, litigation, disputes or other matters which involve both QUALCOMM and Leap in respect of which QUALCOMM and Leap retain any responsibility or liability under this Agreement shall be subject to a shared Privilege.

               (d) No party may waive any Privilege which could be asserted under any applicable law, and in which the other party has a shared Privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third parties or as provided in Section 7.6(e) below. Such consent shall be in writing, or shall be deemed to be granted unless written objection is made within 20 days after notice upon the other party requesting such consent.

               (e) In the event of any litigation or dispute between a member of the QUALCOMM Group and a member of the Leap Group, either party may waive a Privilege in which the other party has a shared Privilege, without obtaining the consent of the other party, provided that such waiver of a shared Privilege shall be effective only as to the use of information with respect to the litigation or dispute between the QUALCOMM Group and the Leap Group, and shall not operate as a waiver of the shared Privilege with respect to third-parties.

               (f) If a dispute arises between the parties regarding whether a Privilege should be waived to protect or advance the interest of either party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other party, and shall not unreasonably withhold consent to any request for waiver by the other party. Each party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.



                                      27.

               (g) Upon receipt by any party of any subpoena, discovery or other request which arguably calls for the production or disclosure of information subject to a shared Privilege or as to which the other party has the sole right hereunder to assert a Privilege, or if any party obtains knowledge that any of its current or former directors, officers, agents or employees has received any subpoena, discovery or other request which arguably calls for the production or disclosure of such Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the information and to assert any rights it may have under this Section 7.6 or otherwise to prevent the production or disclosure of such Privileged Information.

               (h) The transfer of the Leap Books and Records and the QUALCOMM Books and Records and other Information between the QUALCOMM Group and the Leap Group is made in reliance on the agreement of QUALCOMM and Leap, as set forth in Sections 7.5 and 7.6 and elsewhere in this Agreement, to maintain the confidentiality of Privileged Information and to assert and maintain applicable Privileges. The access to information being granted pursuant to Sections 7.1 and 7.2, the agreement to provide witnesses and individuals pursuant to Section 7.3 and the transfer of Privileged Information between the QUALCOMM Group and the Leap Group pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.

                                    ARTICLE 8

                                    INSURANCE

        8.1 POLICIES AND RIGHTS INCLUDED WITHIN THE LEAP ASSETS. Without limiting the generality of the definition of the Leap Assets, the Leap Assets shall include (a) any and all rights of an insured party under each of the Shared Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the Leap Business (provided QUALCOMM shall have equal rights with respect to indemnity and the right to be defended to the extent practical and appropriate) or, to the extent any claim is made against Leap or any of its Subsidiaries, the QUALCOMM Business, and which injuries, losses, liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Shared Policies provided, however, that nothing in this
Section 8.1 shall be deemed to constitute (or to reflect) the assignment of the Shared Policies, or any of them, to Leap; and (b) the Leap Policies.

        8.2 POST-DISTRIBUTION DATE CLAIMS. If, subsequent to the Distribution Date, any Person shall assert a claim against Leap or any Leap Subsidiary with respect to any injury, loss, liability, damage or expense incurred or claimed to have been incurred on or prior to the Distribution Date in or in connection with the Distribution or the conduct of the Leap Business or, to the extent any claim is made against Leap or any of its Subsidiaries, the QUALCOMM Business, and which injury, loss, liability, damage or expense may arise out of insured or insurable occurrences or events under one or more of the Shared Policies, QUALCOMM shall at the time such claim is asserted (except to the extent inconsistent with Section 8.1) be deemed to assign, without need of further documentation, to Leap any and all rights of an insured party



                                      28.

under the applicable Shared Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, provided, however, that nothing in this Section 8.2 shall be deemed to constitute (or to reflect) the assignment of the Shared Policies, or any of them, to Leap.

        8.3 ADMINISTRATION AND RESERVES.

               (a) Notwithstanding the provisions of Article 2, but subject to any contrary provisions of any Ancillary Agreement, from and after the Distribution Date:

                      (i) Leap shall be entitled to any reserves established prior to the Distribution Date by QUALCOMM, or the benefit of reserves held by any insurance carrier, with respect to the Leap Liabilities; and

                      (ii) QUALCOMM shall be entitled to any reserves established by QUALCOMM, or the benefit of reserves held by any insurance carrier, with respect to the Liabilities of the QUALCOMM Group.

               (b) INSURANCE PREMIUMS. Leap shall have the right but not the obligation to pay the premiums, to the extent that QUALCOMM does not pay premiums with respect to the Liabilities of the QUALCOMM Group (retrospectively-rated or otherwise), with respect to Shared Policies and the Leap Policies, as required under the terms and conditions of the respective Policies, whereupon QUALCOMM shall forthwith reimburse Leap for that portion of such premiums paid by Leap as are attributable to the Liabilities of the QUALCOMM Group. QUALCOMM shall provide continued coverage under its director and officer liability insurance policy for a period of not less than three years, with a policy limit of not less than Twenty Million Dollars ($20,000,000), for acts which took place or were alleged to have taken place prior to the Distribution Date covering persons who were directors and officers of QUALCOMM prior to the Distribution Date. Fifty percent of the additional premiums, if any, for such coverage shall be reimbursed by Leap within 15 days of the Distribution Date.

               (c) ALLOCATION OF INSURANCE PROCEEDS. Insurance Proceeds received with respect to claims, costs and expenses under the Policies shall be paid to Leap with respect to the Leap Liabilities and to QUALCOMM with respect to the Liabilities of the QUALCOMM Group. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from the liability policies will be made to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Shared Policies are exceeded, the parties agree to provide an equitable allocation of Insurance Proceeds received after the Distribution Date based upon their respective bona fide claims. The parties agree to use their commercially reasonable efforts to cooperate with respect to insurance matters.

        8.4 AGREEMENT FOR WAIVER OF CONFLICT AND SHARED DEFENSE. In the event that Insured Claims of both Leap and QUALCOMM exist relating to the same occurrence, Leap and QUALCOMM agree to jointly defend and to waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this
Section 8.4 shall be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.



                                      29.

                                    ARTICLE 9

                         ARBITRATION; DISPUTE RESOLUTION

        9.1 DISPUTES. QUALCOMM and Leap recognize that disputes as to certain matters may from time to time arise during the effectiveness of this Agreement and/or the Ancillary Agreements (collectively with this Agreement, the "Leap Agreements") which relate to either party's rights and/or obligations hereunder or thereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under any of the Leap Agreements in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the parties agree to follow the procedures set forth in this Article 9 if and when a dispute arises under any of the Leap Agreements. In the event of a dispute between the parties, any party may, by written notice to the other, have such dispute referred to their respective chief executive officers for attempted resolution by good faith negotiations within fourteen (14) days after such notice is received. In the event the chief executive officers are not able to resolve such dispute, either party may at any time after the fourteen (14) day period seek to resolve the dispute through the other means provided in Section 9.2.

        9.2 ALTERNATIVE DISPUTE RESOLUTION. Any dispute, controversy or claim arising out of or relating to any of the Leap Agreements, including, without limitation, disputes relating to alleged breach or to termination of any of such agreements, shall be settled by binding Alternative Dispute Resolution ("ADR") in the manner described below.

        If a party intends to begin an ADR to resolve a dispute, such party shall provide written notice (the "ADR Request") to the other party informing such other party of such intention and the issues to be resolved. Within fifteen
(15) business days after receipt of the ADR Request, the other party may, by written notice to counsel for the party initiating ADR, add additional issues to be resolved.

        9.3 ARBITRATION PROCEDURE The ADR shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association for Large, Complex Cases then in effect. Notwithstanding those rules, the following provisions shall apply to the ADR hereunder.

               (a) ARBITRATOR. The arbitration shall be carried out by a single arbitrator, who shall be a retired United States judge or justice or magistrate and shall be selected by the parties within thirty (30) days of receipt of the ADR request in accordance with the procedure described below.

                      (i) The parties shall select an arbitrator as described in subsection (ii) below, which arbitrator may but need not be selected from a list of arbitrators such as the CPR Panel of Distinguished Neutrals of the Center for Public Resources, subject to: (1) his/her availability and willingness to serve,
(2) his/her availability to commence the arbitration within a reasonable period of time, (3) his/her agreement to charge fees and expenses that are reasonable under the circumstances, and (4) his/her commitment to render his/her award within the time periods provided in this Article 9.



                                      30.

                      (ii) Each party will exchange a list of ten (10) qualified arbitrators and in the event that both parties agree to a single common name that person shall be the arbitrator. In submitting the ten names, each party shall prioritize from one to ten the persons on their respective lists. In the event that there is more than one common name on the parties' lists, the person having the lowest combined priority number shall be the selected arbitrator. The combined priority number shall be the sum of the order numbers assigned to that person by the parties. Thus, if one person was Leap's number two priority and QUALCOMM's number three priority, and another person was Leap's number two priority and QUALCOMM's number four priority, the former would be appointed. If more than one person has the lowest combined priority number, the person for whom there is less difference between the order numbers assigned by the parties shall be appointed. Thus, if one person was Leap's number one priority and QUALCOMM's number four priority, and another person was Leap's number two priority and QUALCOMM's number three priority, the latter person would be appointed. If this method does not produce a sole arbitrator or if there are no common names, the parties shall alternatively strike from the combined list until one name remains, which shall be the selected arbitrator. The party to strike first shall be determined by the toss of a coin.

                      (iii) In the event the arbitrator is unable to meet the requirements set forth in subsection (a) above, then, in the event the first selected arbitrator was common to both lists and there was more than one common name on the parties' lists, the arbitrator having the next lowest combined priority number who is able and willing to serve pursuant to these requirements shall be selected. If there is no such individual, then the parties shall use the alternate strike method set forth above. In the event an arbitrator selected by the alternate strike methodology is unable or unwilling to serve consistent with the requirements set forth above, then the alternate striking procedure shall be retraced in reverse order until an arbitrator is selected.

        The arbitrator shall be neutral, disinterested, impartial, and independent of the parties and others having any known interest in the outcome, and shall abide by the AAA/ABA Code of Ethics for Arbitrators in Commercial Disputes. There shall be no ex parte communications with the arbitrator either before or during the arbitration, relating to the dispute or issues involved in the dispute or the arbitrator's views on any such issue.

               (b) INTERIM REVIEW. Either party may apply to any court having jurisdiction hereof and seek preliminary injunctive relief until such time as the arbitration award is rendered or the controversy is otherwise resolved.

               (c) LOCATION. Any arbitration under Section 9.2 shall be conducted in San Diego, California.

               (d) DISCOVERY PROCEEDINGS AND HEARINGS. The parties shall have the right to undertake such limited discovery as is expressly authorized by the arbitrator upon a determination that such discovery is reasonably necessary to enable the requesting party to prepare and present its claims and/or defenses at the hearing. Discovery shall be conducted pursuant to Rules 26-37 of the Federal Rules of Civil Procedure (with references to "court" in those Rules being considered references to the "arbitrator") except as they may be modified by the arbitrator. In addition:



                                      31.

                      (i) The arbitrator will determine the specific location within San Diego, California and the date and time of the arbitration hearing, which will commence no later than ninety (90) days after the date of the appointment of the arbitrator. The arbitrator will provide reasonable notice of the hearing date and time.

                      (ii) The arbitrator will ordinarily conduct the arbitration hearing in the manner set forth in this Section 9.3 except that the Federal Rules of Evidence shall apply. The arbitrator shall render its decision in writing. If the AAA rules and the rules of this subsection (d) conflict in any manner, the rules of this subsection (d) shall prevail. The arbitrator must hold an oral hearing, but may impose reasonable time limits on each phase of the proceeding and may limit testimony to exclude evidence that would be immaterial or unduly repetitive, provided that all parties are afforded the opportunity to present material and relevant evidence and that each party is given at least an approximately equal amount of time for presentation of its case.

                      (iii) The arbitrator will require witnesses to testify under oath if requested by any party.

                      (iv) Any party desiring a stenographic record may secure a court reporter to attend the proceedings.

                      (v) The arbitrator will determine the order of proof, which will generally be similar to that of a court trial, including opening and closing statements.

                      (vi) When the arbitrator determines that all relevant and material evidence and arguments have been presented, the arbitrator will declare the hearing closed. The arbitrator may defer the closing of the hearing for up to ten (10) days to permit the parties to submit post-hearing briefs and or to make closing arguments, as the arbitrator deems appropriate, before rendering an award.

                      (vii) The arbitrator will render the award and its decisions within thirty (30) days after the date of the closing of the hearing or, if an arbitration hearing has been waived, within thirty (30) days after the date of the arbitrator's receiving all materials specified by the parties. The decision and award of the arbitrator will constitute the arbitration award and will be binding on the parties.

                      (vii) The arbitrator shall, in rendering its decision and award, apply the substantive law of the State of California, without regard to its conflict of laws provisions, except that the interpretation of and enforcement of this Article shall be governed by the Federal Arbitration Act. The costs of the winning party and its reasonable attorneys fees shall be paid by the losing party which shall be designated by the arbitrator. If the arbitrator is unable to designate a losing party, it shall so state and each party shall bear its own costs and attorneys fees.

               (e) AWARD. The arbitrator is empowered to award any remedy allowed by law, including money damages, prejudgment interest and attorneys' fees, and to grant final, complete, interim, or interlocutory relief, including injunctive relief. Notwithstanding the foregoing, punitive or multiple damages may not be awarded. Judgment upon any arbitration award hereunder may be entered and enforced in any court having jurisdiction thereof.



                                      32.

               (f) ARBITRATION FEES. The fees of the arbitrator shall be split equally between the parties.

        9.4 CONFIDENTIALITY. The ADR proceeding shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard each party's confidential Information. Except as required by law, no party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of each other party. The existence of any dispute submitted to ADR, and the award, shall be kept in confidence by the parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

                                   ARTICLE 10

                               FURTHER ASSURANCES

        10.1 FURTHER ASSURANCES.

               (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its commercially reasonable efforts, prior to, on and after the Distribution Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

               (b) Without limiting the foregoing, prior to, on and after the Distribution Date, each party hereto shall cooperate with the other parties, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfers of the Leap Assets and the assignment and assumption of the Leap Liabilities and the other transactions contemplated hereby and thereby

               (c) QUALCOMM and Leap, and each of the members of their respective Groups, waive (and agree not to assert against any of the others) any claim or demand that any of them may have against any of the others for any Liabilities or other claims relating to or arising out of: (i) the failure of Leap or any member of the Leap Group, on the one hand, or of QUALCOMM or any member of the QUALCOMM Group, on the other hand, to provide any notification or disclosure required under any state Environmental Law in connection with the Separation or the other transactions contemplated by this Agreement, including the transfer by any member of any Group to any member of any other Group of ownership or operational control of any Assets not previously owned or operated by such transferee; or (ii) any



                                      33.

inadequate, incorrect or incomplete notification or disclosure under any such state Environmental Law by the applicable transferor. To the extent any Liability to any Governmental Authority or any third Person arises out of any action or inaction described in clause (i) or (ii) above, the transferee of the applicable Asset hereby assumes and agrees to pay any such Liability.

                                   ARTICLE 11

                                   TERMINATION

        11.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Distribution Date by the mutual consent of QUALCOMM and Leap and upon such termination neither party shall have any Liability or further obligation to the other party. The previsions hereof shall remain in full force and effect and shall survive the Distribution Date, including without limitation the indemnification provisions set forth in Article 4, and the covenants and other agreements of the parties set forth in Article 5, except to the extent otherwise agreed by the parties in writing.

                                   ARTICLE 12

                                  MISCELLANEOUS

        12.1 COUNTERPARTS; ENTIRE AGREEMENT.

               (a) This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

               (b) This Agreement, and the Ancillary Agreements and the exhibits, schedules and appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

        12.2 GOVERNING LAW. This Agreement, except as expressly provided herein, and, unless expressly provided therein, each Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the laws of the State of California, irrespective of the choice of laws principles of the State of California as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

        12.3 ASSIGNABILITY. Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other parties hereto or thereto.



                                      34.

        12.4 THIRD PARTY BENEFICIARIES. Except for the indemnification rights under this Agreement of any QUALCOMM Indemnitee or Leap Indemnitee in their respective capacities as such, (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, and (b) there are no third party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement. Leap shall not be entitled, solely as a result of it directly or indirectly holding an ownership interest in a Portfolio Investment (as such term is defined in the Credit Agreement) that has an agreement with any member of the QUALCOMM Group, to assert any claim or cause of action against QUALCOMM and/or such member of the QUALCOMM Group (if different) as a result of the failure by such member of the QUALCOMM Group to perform such QUALCOMM Group member's obligations thereunder, except for any claim which asserts one or more causes of action otherwise available to the Portfolio Investment, and which seeks damages which do not exceed the damages available to the Portfolio Investment, and which Leap is a successor in interest to such claim.

        12.5 NOTICES. All notices or other communications under this Agreement or any Ancillary Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

If to QUALCOMM, to:    QUALCOMM Incorporated.
                       6455 Lusk Boulevard
                       San Diego, CA 92121
                       Attn: President

                       With a copy to General Counsel at the same address.

If to Leap, to:        Leap Wireless International, Inc.
                       10307 Pacific Center Court
                       San Diego, CA  92121
                       Attn: President

                       With a copy to General Counsel at the same address.

Either party may, by notice to the other party, change the address to which such notices are to be given.

        12.6 SEVERABILITY. If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected



                                      35.

in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

        12.7 PUBLICITY. Prior to the Distribution, each of Leap and QUALCOMM shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the Distribution or any of the other transactions contemplated hereby and prior to making any filings with any Governmental Authority with respect thereto.

        12.8 EXPENSES. Except as expressly set forth in this Agreement or in any Ancillary Agreement, whether or not the Distribution is consummated, all third party fees, costs and expenses paid or incurred in connection with the Distribution will be paid by QUALCOMM.

        12.9 HEADINGS. The article, section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

        12.10 SURVIVAL OF COVENANTS. Except as expressly set forth in any Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and each Ancillary Agreement, and liability for the breach of any obligations contained herein, shall survive each of the Separation and the Distribution.

        12.11 WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

        12.12 SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Ancillary Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

        12.13 AMENDMENTS.

               (a) This Agreement and all Ancillary Agreements except to the extent as may otherwise be set forth therein, may be amended by the written agreement of QUALCOMM and Leap. No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.



                                      36.

               (b) Without limiting the foregoing, the parties anticipate that, prior to the Distribution Date, some or all of the Schedules to this Agreement may be amended or supplemented and, in such event, such amended or supplemented Schedules shall be attached hereto in lieu of the original Schedules.

        12.14 INTERPRETATION. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement (or the applicable Ancillary Agreement) as a whole (including all of the schedules, exhibits and appendices hereto and thereto) and not to any particular provision of this Agreement (or such Ancillary Agreement). Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement (or the applicable Ancillary Agreement) unless otherwise specified. The word "including" and words of similar import when used in this Agreement (or the applicable Ancillary Agreement) shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive.

        12.15 LEGAL COUNSEL. QUALCOMM has engaged Cooley Godward LLP ("Cooley Godward") as legal counsel to QUALCOMM in connection with the Distribution, the preparation of this Agreement and the other Leap Agreements and the transactions contemplated hereby and thereby. Cooley Godward has not been engaged to protect or represent the interests of Leap with respect to the preparation of this Agreement, any other Leap Agreement or the transactions contemplated hereby or thereby. Leap has carefully considered the foregoing and hereby approves Cooley Godward's representation of QUALCOMM. Leap further: (a) acknowledges that actual or potential conflicts of interest exist between QUALCOMM and Leap, that Leap's interests will not be represented by legal counsel unless Leap engages counsel on its own behalf, and that Leap has been afforded the opportunity to engage and seek the advice of its own legal counsel before entering into this Agreement; and (b) agrees that, in the event of any disputes between Leap and QUALCOMM, Cooley Godward may represent QUALCOMM, that notwithstanding any actual or potential conflict of interest, Leap will make no objections to such representation and that QUALCOMM and Cooley Godward have relied on the provisions of this Section 12.15 in connection with this Agreement and the Distribution. Finally, Leap agrees that neither this Agreement nor the transactions contemplated hereby or in connection with the Distribution are intended to create an attorney-client relationship between Cooley Godward and Leap or any other relationship pursuant to which Leap would have a right to object to Cooley Godward's representation of any Person under any circumstances. Notwithstanding the provisions of Section 12.4, it is intended that Cooley Godward shall be entitled to obtain enforcement of this Section 12.15.




                                      37.

        IN WITNESS WHEREOF, the parties have caused this Separation and Distribution Agreement to be executed by their duly authorized representatives.

                                         QUALCOMM INCORPORATED:



                                         By: /s/ Anthony S. Thornley
                                             ----------------------------------
                                         Name: Anthony S. Thornley

                                         Title: Executive Vice President and
                                                Chief Financial Officer

                                         LEAP WIRELESS INTERNATIONAL, INC.:



                                         By: /s/ Harvey P. White
                                             ----------------------------------
                                         Name: Harvey P. White

                                         Title: President and Chief Executive
                                                Officer










                                      38.

                                  SCHEDULE A-1

           (ASSETS RELATED TO CHASE TELECOMMUNICATIONS HOLDINGS, INC.)

449,340 Class B Common Shares of Chase Telecommunications Holdings, Inc.

Warrant rights to purchase 526,973 Class B Common Shares (subject to vesting) of Chase Telecommunications, Inc. (the right to purchase 208,568 of such shares is vested and the right to the balance of such shares is subject to the vesting schedule set forth in the Warrant Agreement, as to which Leap shall be entitled to receive 5/18ths of the amount of all rights vested in the future).

Investor Rights Agreement, dated December 18, 1996, between Chase
Telecommunications, Inc. and QUALCOMM Incorporated, as amended (excluding any rights and benefits retained by QUALCOMM Incorporated as a prospective shareholder, if any, with respect to registration rights and similar rights).

Class B Common Stock Purchase Agreement, dated December 18, 1996, by and among Chase Telecommunications, Inc., Anthony R. Chase, Richard W. McDugald and QUALCOMM Incorporated, as amended.

All outstanding Working Capital Loans (and accrued but unpaid interest on such Working Capital Loans) outstanding under that certain Credit Agreement, entered into as of June 26, 1998, by and among Chase Telecommunications, Inc., as borrower, QUALCOMM Incorporated, as a Lender, any Affiliate of QUALCOMM or such other Persons as shall from time to time become Lenders thereunder, and QUALCOMM, as Collateral Agent, and all rights and benefits associated therewith as the holder of such Working Capital Loans. Any promissory notes evidencing any such Working Capital Loans shall be endorsed, without recourse, to Leap.

                                  SCHEDULE A-2

                          (ASSETS RELATED TO CHILESAT)

10,999,900 shares of stock in Inversiones QUALCOMM Chile, S.A.

Beneficial interest in 100 shares of stock of Inversiones QUALCOMM Chile, S.A. currently held by Michael Grasty.

Subscription and Shareholders Agreement, dated as of February 27, 1997 and effective as of March 4, 1997, by and among Telex-Chile S.A., Chilesat S.A., QUALCOMM Incorporated and Chilesat PCS, as amended.

Reimbursement Agreement, dated as of November 7, 1996, by and between Chilesat PCS and Bank of America, as amended (but not including any obligations therein related to forfeiture of any bonds as a result of QUALCOMM Incorporated failing to perform as a vendor).

All principal amounts (and accrued but unpaid interest thereon) outstanding under the "Additional Commitment" under that certain Amended and Restated Deferred Payment Agreement, entered into as of June 24, 1998, together with all forebearances outstanding under such Additional Commitment, and all rights to convert such amounts outstanding under the Additional Commitment into equity, and all rights and benefits associated therewith as the holder of such principal. Any promissory notes evidencing any such outstanding principal amounts shall be endorsed, without recourse, to Leap.

Foreign investment contract (DL-600).

                                  SCHEDULE A-3

                      (ASSETS RELATED TO METROSVYAZ/RUSSIA)

2,240 Shares of QUALCOMM Telecommunications, Ltd. (Cayman Islands).

70 Shares of QUALCOMM Telecommunications Limited (Isle of Mann); provided, however, if as of the date of the Distribution QUALCOMM Incorporated has not already transferred to Tiller International Limited 30 Shares of QUALCOMM Telecommunications, Ltd. (Isle of Mann), then QUALCOMM Incorporated shall transfer such 30 Shares to Leap and Leap shall assume all obligations of QUALCOMM Incorporated to transfer such 30 Shares to Tiller International Limited.

Joint Venture Agreement, dated September 25, 1997, by and between QUALCOMM Incorporated and Tiller International Limited (but specifically excluding 50%, pro rata, of the obligation under Section 2.3 of the Agreement to make payments thereunder, such excluded 50% obligation remaining with QUALCOMM).

Development Agreement, dated September 25, 1997, by and between QUALCOMM Incorporated and Tiller International Limited.

All principal amounts (and accrued but unpaid interest thereon) outstanding under that certain Loan Agreement, dated as of August 14, 1998, by and among Metrosvyaz Limited, as Borrower, QUALCOMM Incorporated, as a Lender and Collateral Agent, and any other parties thereto, to the extent such amounts relate to financing the working capital needs of Metrosvyaz Limited, and all rights and benefits associated therewith as the holder of such principal amounts. Any promissory notes evidencing any such principal amounts shall be endorsed, without recourse, to Leap.

A receivable in the amount of $1.7 million owed by QUALCOMM Telecommunications, Ltd. (Cayman Islands) to QUALCOMM Incorporated.

                                  SCHEDULE A-4

                           (ASSETS RELATED TO OZPHONE)

8 Ordinary Shares of OzPhone Pty. Ltd.

Share Purchase Agreement, dated 18 April 1998, by and among Christopher Reily, Bloggs Pty Limited, Christopher Reily and Paul Gerard Healy as trustees for the CXR Superannuation Fund, QUALCOMM Incorporated, and OzPhone Pty. Ltd.

Rights under that certain Agreement, dated 24 April 1998, by and between OzPhone Pty. Ltd., Science Applications International Corporation ("SAIC"), Price Waterhouse Corporate Finance Pty. Ltd. ("PW"), and QUALCOMM Incorporated (to the extent such rights relate to arrangements with PW to provide financial advisor services, but specifically excluding any rights or obligations with respect to SAIC providing technical and operational services, including system integration services, which rights and obligations are retained by QUALCOMM). If QUALCOMM Incorporated, Leap and SAIC reach an agreement on system integration services to be provided by SAIC, Leap will cause OzPhone Pty. Ltd. to issue the required shares to SAIC as provided in this Agreement.

                                  SCHEDULE A-5

                          (ASSETS RELATED TO PC PHONE)

Agreements, letters of intent and leads, if any, to acquire US PCS spectrum.

All plans, business plans, models, studies, marketing plans, naming efforts, operational plans, management studies, and work in progress relating to becoming a terrestrial-based wireless telecommunications PCS operator in the United States, including but not limited to the following: (i) marketing, strategic planning, market analysis, competitive analysis, brand name, logo, platform, retail channel development, market demand, product pricing, and ad agency selection/contract; (ii) back-office planning, including back office architecture, systems planning and adjunct systems architecture; (iii) operations planning, including network deployment; (iv) management planning, including implementation plan development, spectrum acquisition and legal work product related thereto, and (v) site acquisition and planning efforts related thereto.

                                  SCHEDULE A-6

                           (ASSETS RELATED TO PEGASO)

1000 Shares of QUALCOMM PCS Mexico, Inc.

Rights under that certain Services Agreement, dated June 10, 1998, between QUALCOMM Wireless Services (Mexico) S.A. de C.V. ("QWS") (as successor to and assignee of QUALCOMM International Wireless Technology, Inc.) and Pegaso S.A. de C.V. (as successor to and assignee of Pegaso Comunicaciones Y Sistemas, S.A. de C.V.), to the extent such rights allow and/or require QWS, or a related company, to provide operational or related services pursuant to Section 8.2 of the Agreement, to Pegaso PCS S.A. de C.V. and its affiliates.

                                  SCHEDULE A-7

                   (ASSETS RELATED TO TELESYSTEMS OF UKRAINE)

A 49% equity interest in Telesystems of Ukraine and all other rights attributable thereto.

Agreement on Joint Investment Activity No 1, by and between QUALCOMM Incorporated and Telesystems of Ukraine Company, dated 3 April 1997, as amended, and Additional Agreement No. 2 related thereto, and all rights of QUALCOMM Incorporated provided for therein.

Application for obtaining the License to use Frequency in the territory of Ukraine, dated December 14, 1996.

Statute of Limited Liability Company "Telesystems of Ukraine," as amended and registered on 24 December 1996 under No. 866.

Foundation Agreement on Activity of Limited Liability Company "Telesystems of Ukraine," regarding the creation and activity of the Limited Liability Company "Telesystems of Ukraine," as executed by RUTA-FARM Limited Liability Company, QUALCOMM Incorporated, and Ukrainian Association of Electric Communication "Ukrtelecom".

                                  SCHEDULE A-8

                                 (OTHER ASSETS)

Building lease on real property commonly known as 10307 Pacific Center Court, San Diego, California, and leasehold improvements thereon.

The furniture, equipment and supplies (including individual computers but not including any network equipment) utilized by Leap employees and agreed upon by QUALCOMM Incorporated, as established by an inventory to be conducted by QUALCOMM Incorporated as of September 5, 1998.

$10,000,000 in cash

Assets in employee benefits plans delivered to Leap pursuant to the Employee Benefits Agreement. If such plans do not have trust or other separately designated assets, a cash amount equal to the value of the subject benefits as of the Distribution Date, as more specifically set forth in the Employee Benefits Agreement.

Any and all rights which QUALCOMM Incorporated may have to pursue an opportunity to enter into a venture with the Ukraine Railroad for fiber optic back-haul and related services.

All work product and work in process for site acquisition, RF planning and network planning services related to Tucson, Arizona, Albuquerque, New Mexico and Hawaii performed by QUALCOMM prior to the date of the Distribution.

                         LEAP ASSET INVENTORY SUMMARY*
                            AS OF SEPTEMBER 5, 1998

     ASSET TYPE                                                  STATUS
     ----------                                                  ------
TENANT IMPROVEMENTS
o  Main floor & mezzanine build-out                              in-process
o  Leasehold Improvements purchased
o  One copy machine                                              to be ordered
o  Misc FF&E (coffee makers, white boards, fax etc.)             to be ordered

COMPUTER RELATED
o  80 Laptop computer ThinkPads, monitors, keyboards             on-order
o  2 Scanjet printers, 2 color printers, 4 LaserJets             on-order
o  4 Compaq servers, server software, desktop software           on-order
o  Network routers, hubs (Cisco)                                 on-order
o  Sun Workstation & plotter                                     on-hand

FURNITURE
o  New furniture: 54 desks, 8 leather chairs, 46 desk chairs,
   94 side chairs, 58 bookcases, 4 conf tables, 44 conf chairs,
   13 credenzas, 13 lobby chairs, 4 end tables, 2 enclosed
   white boards, 10 lateral files, 24 round tables,
   18 cubicles                                                   on-order

TELEPHONE EQUIPMENT
o  PBX                                                           on-order
o  Handsets (new)                                                on-order
o  Q-Phones (52 Q-phones, 5 kits)                                on-order

AUDIO VISUAL EQUIPMENT
o  5-35mm slide projectors, 3 TV's, 3 VCR's, misc.               on-order
o  Epson projector                                               on-order

FITNESS EQUIPMENT
o  2 stair-climbers, exercise bikes, treadmill, various press
   and curl machines, stands                                     to be ordered

OFFICE SUPPLIES
o  Misc. supplies on hand                                        on-hand

--------------
* Estimates. Does not include financial assets such as cash, accounts receivable, notes receivable, intangible assets, etc.

                                  SCHEDULE B-1

        (LIABILITIES RELATED TO CHASE TELECOMMUNICATIONS HOLDINGS, INC.)

Obligations under that certain Investors Rights Agreement, dated December 18, 1996, between Chase Telecommunications, Inc. and QUALCOMM Incorporated, to the extent relating to the rights and benefits transferred to Leap under such Investors Rights Agreement.

Class B Common Stock Purchase Agreement, dated December 18, 1996 by, and among Chase Telecommunications, Inc., Anthony R. Chase, Richard W. McDugald and QUALCOMM Incorporated.

The commitment to provide Working Capital Loans under that certain Credit Agreement, entered into as of June 26, 1998, by and between Chase Telecommunications, Inc., as borrower, QUALCOMM Incorporated, as a Lender, any Affiliate of QUALCOMM or such other Persons as shall from time to time become Lenders hereunder, and QUALCOMM, as Collateral Agent, and all obligations and liabilities associated with assuming such commitment.

                                  SCHEDULE B-2

                        (LIABILITIES RELATED TO CHILESAT)

The commitment to provide funds under the "Additional Commitment" under that certain Amended and Restated Deferred Payment Agreement, entered into as of June 24, 1998, and all obligations and liabilities associated with assuming such commitment.

Subscription and Shareholders Agreement, dated as of February 27, 1997 and effective as of March 4, 1997 by and among Telex-Chile S.A., Chilesat S.A., QUALCOMM Incorporated and Chilesat PCS, as amended.

Reimbursement Agreement, dated as of November 7, 1996, by and between Chilesat PCS and Bank of America, as amended (but not including any obligations therein related to forfeiture of any bonds as a result of QUALCOMM Incorporated failing to perform as a vendor), and all liability of QUALCOMM with respect to the related guaranty of QUALCOMM Incorporated.

Foreign investment contract (DL-600).

                                  SCHEDULE B-3

                   (LIABILITIES RELATED TO METROSVYAZ/RUSSIA)

Joint Venture Agreement, dated September 25, 1997, by and between QUALCOMM Incorporated and Tiller International Limited (but specifically excluding 50%, pro rata, of the obligation under Section 2.3 of the Agreement to make payments thereunder, such excluded 50% obligation remaining with QUALCOMM).

Development Agreement, dated September 25, 1997, by and between QUALCOMM Incorporated and Tiller International Limited.

The commitment to provide working capital loan financing under that certain Loan Agreement, dated as of August 14, 1998, by and among Metrosvyaz Limited, as Borrower, QUALCOMM Incorporated, as a Lender and Collateral Agent, and any other parties thereto, which commitment is in the aggregate amount of approximately $75 million, and all obligations and liabilities associated with assuming such commitment.

                                  SCHEDULE B-4

                        (LIABILITIES RELATED TO OZPHONE)

Share Purchase Agreement, dated 18 April 1998, by and among Christopher Reily, Bloggs Pty Limited, Christopher Reily and Paul Gerard Healy as trustees for the CXR Superannuation Fund, QUALCOMM Incorporated, and OzPhone Pty. Ltd.

Agreement, dated 24 April 1998, by and between OzPhone Pty. Ltd., Science Applications International Corporation ("SAIC"), Price Waterhouse Corporate Finance Pty. Ltd. ("PW"), and QUALCOMM Incorporated (specifically excluding any obligations of QUALCOMM Incorporated with respect to SAIC providing technical and operational services, including system integration services, which obligations are retained by QUALCOMM). If QUALCOMM Incorporated, Leap and SAIC reach an agreement on system integration services by SAIC, Leap will cause OzPhone to issue the required shares to SAIC as provided in this Agreement.

                                  SCHEDULE B-5

                        (LIABILITIES RELATED TO PC PHONE)

Agreements, letters of intent and leads, if any, to acquire US PCS spectrum.

Brokers Agreement with The Cascade Group dated July __, 1998.

                                  SCHEDULE B-6

                         (LIABILITIES RELATED TO PEGASO)

Any obligations under that certain Services Agreement, dated June 10, 1998, between QUALCOMM Wireless Services (Mexico) S.A. de C.V. ("QWS") (as successor to and assignee of QUALCOMM International Wireless Technology, Inc.) and Pegaso S.A. de C.V. (as successor to and assignee of Pegaso Comunicaciones Y Sistemas, S.A. de C.V.) associated with exercising the right to allow and/or require QWS, or a related company, to provide operational or related services pursuant to
Section 8.2 of the Agreement, to Pegaso PCS S.A. de C.V. and its affiliates.

                                  SCHEDULE B-7

                 (LIABILITIES RELATED TO TELESYSTEMS OF UKRAINE)

Agreement on Joint Investment Activity No 1, by and between QUALCOMM Incorporated and Telesystems of Ukraine Company, dated 3 April 1997, as amended, and Additional Agreement No. 2 related thereto, and all obligations of QUALCOMM Incorporated provided for therein.

Application for obtaining the License to use Frequency in the territory of Ukraine, dated December 14, 1996.

Statute of Limited Liability Company "Telesystems of Ukraine," as amended and registered on 24 December 1996 under No. 866.

Foundation Agreement on Activity of Limited Liability Company "Telesystems of Ukraine," regarding the creation and activity of the Limited Liability Company "Telesystems of Ukraine," as executed by RUTA-FARM Limited Liability Company, QUALCOMM Incorporated, and Ukrainian Association of Electric Communication "Ukrtelecom".

                                  SCHEDULE B-8

                               (OTHER LIABILITIES)

Building lease on premises at 10307 Pacific Center Court, San Diego, California with payments prorated to the Distribution Date.

Liabilities assumed by Leap pursuant to the Employee Benefits Agreement.